February 2013 American Realty Capital Properties First Quarter 2013 Earnings Call May 6, 2013

2 ARCP Portfolio Metrics December 31, 2012 March 31, 2013 May 03, 2013 Total Square Feet 2.4 million 16.7 million 17.0 million % Investment Grade (1) 97% 79% 79% Avg. Remaining Lease Term 6.7 years 11.1 years 11.1 years Occupancy 100% 100% 100% No. of Properties 146 701 721 No. of Tenants 17 52 55 No. of Industries 11 20 20 States 26 45 + PR 45 + PR 2013 Annualized Rents $22.8 million $165.4 million $169.4 million (1) Includes investment grade tenants affiliated with investment grade entities as determined by a major rating agency.

3 Pro Forma Earnings Guidance: Key Assumptions 2013 Key Assumptions: • Merger Date: February 28, 2013 • Merger consideration (actual ): x 16.5% cash @ $12.00/share x 83.5% stock election • Acquisitions: Acquire approximately $1.1 billion of assets (inclusive of over $200 million of assets already closed through February 28, 2013) • Financing: Capacity to utilize $1.2 billion unsecured financing: • $1 billion (1) term/revolver @ 2.45% fixed rate interest • $200 million (2) 18 - month term/revolver @ 2.45% fixed rate interest • Assumed AFFO Multiple: 16.0x • Weighted Average Shares Outstanding : 162.8 million ( fully diluted ) 2014 Key Assumptions : • Acquisitions : Acquire $1 billion of assets • Capitalization : 65% equity issuance, 35% debt utilization • Weighted Average Shares Outstanding : 191.2 million ( fully diluted) (1) $ 650mm committed, $350 mm available via accordion feature (subject to certain conditions). (2) Fully committed, $125mm can be converted into term loan.

4 AFFO per share is projected to grow by 16% from 2013 to 2014. (1) ($ amounts in millions, except per share data) 2013 Guidance 2014 Guidance Low High Low High FFO/share (fully diluted) $0.93 $0.97 $1.05 $1.09 Growth Rate 12.63% AFFO/share (fully diluted) $0.91 $0.95 $1.06 $1.10 Growth Rate 1 6.13% Assumed AFFO Multiple 15.6x Implied Share Price (2) $16.85 Equity Market Capitalization $2,744 Net Debt $1,391 Enterprise Value $4,135 Net Debt to EBITDA 6.5x Net Debt to Enterprise Value 33.6% (1) Mid point of guidance range . (2) Based on the mid point of 2014E AFFO guidance of $1.08/share. ARCP Pro Forma Earnings Guidance Year - end 2013 Estimated

5 ARCP considers funds from operations (“FFO”) and AFFO, which is FFO as adjusted to exclude acquisition - related fees and expenses, amortization of above - market lease assets and liabilities, amortization of deferred financing costs, straight - line rent, non - cash mark - to - market adjustments, amortization of restricted stock, non - cash compensation and gains and losses useful indicators of the performance of a real estate investment trust (“REIT”). Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful - life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with generally accepted accounting principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Additionally, ARCP believes that AFFO, by excluding acquisition - related fees and expenses, amortization of above - market lease assets and liabilities, amortization of deferred financing costs, straight - line rent, non - cash mark - to - market adjustments, amortization of restricted stock, non - cash compensation and gains and losses, provides information consistent with management's analysis of the operating performance of the properties. By providing AFFO, ARCP believes it is presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance. Further, ARCP believes AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies, including exchange - traded and non - traded REITs. As a result, ARCP believes that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Funds from Operations and Adjusted Funds from Operations

6 Notes The data and other information described in these slides are of the date of the slides or an earlier date as indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This presentation contains certain statements that are the Company’s and Management’s hopes, intentions, beliefs, expectations, or projections of the future and might be considered to be forward - looking statements under Federal Securities laws. Prospective investors are cautioned that any such forward - looking statements are not guarantees of future performance, and involve risks and uncertainties. The Company’s actual future results may differ significantly from the matters discussed in these forward - looking statements, and we may not release revisions to these forward - looking statements to reflect changes after we’ve made the statements. Factors and risks that could cause actual results to differ materially from expectations are disclosed from time to time in greater detail in the Company’s filings with the Securities and Exchange Commission (the "SEC") including, but not limited to, the Company’s report on Form 10 - K, the Company's Quarterly Report on Form 10 - Q filed with the SEC, as well as Company press releases.

Forward - Looking Statements Information set forth herein (including information included or incorporated by reference herein) contains “forward - looking statements” (as defined in Section 21 E of the Securities Exchange Act of 1934 , as amended), which reflect ARCP's expectations regarding future events . The forward - looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward - looking statements . Such forward - looking statements include, but are not limited to, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations, and other statements that are not historical facts . The following additional factors, among others, could cause actual results to differ from those set forth in the forward - looking statements : market volatility, unexpected costs or unexpected liabilities that may arise from the transaction ; the inability to retain key personnel ; continuation or deterioration of current market conditions ; whether or not ARCP common stock will be included in REIT and public exchange indices ; uncertainty regarding the level of demand for ARCP common stock that inclusion in such indices would generate ; future regulatory or legislative actions that could adversely affect ARCP ; and the business plans of the tenants of ARCP . Additional factors that may affect future results are contained in ARCP's filings with the SEC, which are available at the SEC's website at www . sec . gov . ARCP disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise . 7 7